MASTER TERM LOAN AND SECURITY AGREEMENT

AMONG

PHOTOMEDEX, INC., as Borrower

and

CIT HEALTHCARE, LLC, as Agent and Lender

and

LIFE SCIENCES CAPITAL LLC, as Lender

Dated as of December 31, 2007

MASTER TERM LOAN AND SECURITY AGREEMENT

THIS MASTER TERM LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of December 31, 2007, is entered into by and between PHOTOMEDEX, INC., a Delaware corporation, with its principal office 147 Keystone Drive, Montgomeryville, Pennsylvania 18936 (the "Borrower"), and CIT HEALTHCARE LLC, a Delaware limited liability company, with an office at 305 Fellowship Road, Suite 300, Mt. Laurel NJ 08054 in its capacity as Agent ("Agent") and in its capacity as a lender ("CIT") and Life Sciences Capital LLC a Delaware limited liability company, with an office at 6 East 43rd Street, New York, NY 10017 ("Life Sciences" and collectively with CIT, "Lenders" and each is also a "Lender").

W I T N E S S E T H:

WHEREAS, Borrower is in the business of, among other things, developing and marketing proprietary excimer laser equipment and in connection therewith, enters into leases and consignments with dermatologists and other commercial users of such laser equipment and other personal property incorporated thereon or therewith (collectively, the "Laser Equipment"); and

WHEREAS, Borrower may, from time to time, borrow from Lenders and Lenders may make available to Borrower term loans (each a "Term Loan" and collectively "Term Loans") secured by Borrower's right, title and interest in and to the lease and consignment transactions (each, a "Transaction" and, collectively, the "Transactions"), the related documents, including commercial usage agreements, equipment leases, consignments, promissory notes, security agreements, guarantees, and all other agreements, documents or instruments evidencing a payment obligation under, providing security for, or otherwise relating to, a Transaction (each a "Transaction Document" and collectively, the "Transaction Documents"), and a security interest in the Laser Equipment; and

WHEREAS, Borrower, Agent and Lenders desire that this Agreement serve as a master agreement which sets forth the terms and conditions governing the Term Loans by Lenders to Borrower. The Transactions securing each Term Loan shall be set forth on a Schedule (each a "Schedule" and collectively the "Schedules") attached to the corresponding Term Note (as defined herein) and each shall be sequentially numbered; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. The Term Loans.

1.1. The Term Loans.

(a) In reliance upon the representations and warranties hereinafter set forth, and subject to the fulfillment of all the terms and conditions of this Agreement, Lenders, severally, may from time to time lend to Borrower, and Borrower may from time to time borrow from Lenders, in each case from the dated hereof until December 31, 2008, term loans (each a "Term Loan" and collectively, the "Term Loans) in such amounts not to exceed (i) Forty-Two Thousand Dollars ($42,000) in the aggregate, for each new item of Laser Equipment pledged to

Agent for the benefit of Lenders hereunder, and (ii) Twenty-Five Thousand Dollars ($25,000) in the aggregate for each refurbished item of Laser Equipment currently owned by Borrower and pledged to Agent for the benefit of Lenders hereunder, and on such terms (including the interest rate, amortization and maturity) as Lenders and Borrower may agree to as evidenced by term notes in substantially the form of Exhibit A attached hereto (each, a "Term Note" and collectively, the "Term Notes"). Borrower acknowledges and agrees that no Lender is under any obligation to make any Term Loan hereunder and any Term Loan shall be in each Lender's sole and absolute discretion. In no event shall the aggregate principal amount of all Term Loans exceed Twelve Million Dollars ($12,000,000).

(b) Each Term Loan shall be repaid with interest payable in arrears at the interest rate equal to the sum of (i) three-year U.S. Treasury Rate as of two (2) days prior to the date of such Term Loan (the "Base Rate"), plus (ii) 675 basis points (6.75%) (the "Applicable Margin") and over a term in accordance with the amortization schedule provided in such Term Note. Interest under each Term Loan shall be calculated on the basis of a 360 day year for the actual number of days elapsed. All payments of principal and interest shall be due on the twenty-eighth (28th) day of each month or, if such day is not a business day, the next succeeding business day (the "Payment Due Date").

(c) It is the anticipation of the parties hereto that Term Loans will be made on a quarterly basis and each Term Loan shall be in a minimum principal amount of One Million Dollars ($1,000,000).

1.2. Collateral for Term Loans. To secure the repayment of each Term Loan and the servicing obligations of Borrower hereunder, and all other obligations of Borrower to Agent and Lenders, and to further secure the due payment and performance of all of the obligations of the Obligors (as defined in Section 2.1(c)(i)) under the Transaction Documents, Borrower hereby assigns and grants to Agent for the benefit of Lenders a first priority lien on and security interest in and to (i) all Transaction Documents, (ii) all payments due and to become due under all Transaction Documents or otherwise due from the Obligors for the purchase of consumables or accessories or for treatment access codes (collectively, the "Payments"), and (iii) all Laser Equipment and other collateral securing and/or related in any way to the Transactions, together with all additions, replacements, substitutions, parts, repairs, accessories, accessions and attachments to such Laser Equipment (iv) all deposit accounts into which the Payments are delivered and/or deposited and (v) all proceeds of all of the foregoing, including insurance proceeds (collectively, the "Collateral"). The Transactions securing each Term Loan shall be assigned to Agent for the benefit of Lenders pursuant to an assignment in the form of Exhibit B attached hereto (each, an "Assignment") to which a schedule of Transactions shall be attached.

1.3. Prepayment. Borrower may not prepay all or any part of any Term Loan during the first calendar year of any Term Loan. Borrower may prepay in the second year and thereafter all or any part of the outstanding principal balance of any Term Loan, provided, that Borrower shall pay to Agent for the benefit of Lenders a prepayment fee in an amount equal to: (a) five percent (5%) of the amount prepaid if such prepayment is made on or after the first anniversary date of the closing date of such Term Loan (such date, a "Closing Date") but before the second anniversary date of the Closing Date; and (b) four percent (4%) of the amount prepaid if such prepayment is made on or after the second anniversary date of the Closing Date.

1.4. Application of Payments. Prior to an Event of Default, all payments and prepayments shall be applied in the following order of priority: (i) first to fees, costs and expenses owing to Agent and then to Lenders, (ii) second to any accrued and unpaid interest, (iii) third to the principal of the corresponding Term Loan, and (iii) fourth to other amounts due and/or owing to the Agent and/or Lenders from Borrower. Following an Event of Default, payments and prepayments shall be applied as provided for in Section 4.2 herein.

SECTION 2. Representations and Warranties; Covenants.

2.1. Representations and Warranties of Borrower. Borrower hereby makes, as of the date of this Agreement and as of each Closing Date of a Term Loan, the following representations, warranties and covenants to Lenders:

(a) Organization, Power and Qualification.

(i) Borrower is a corporation that is duly organized and validly existing under the laws of the State of Delaware, and is qualified and in good standing to engage in its regular course of business in each jurisdiction in which the character of its properties or the nature of its activities requires such qualifications, except where the failure to be so qualified, licensed or in good standing would not adversely affect the enforceability of any Transaction or Transaction Document;

(ii) Borrower has full corporate power and authority to enter into this Agreement and each Term Note and to take any action and execute any documents required by the terms hereof and thereof;

(iii) Each of this Agreement and the Term Notes has been duly authorized by all necessary proceedings of Borrower, has been duly and validly executed and delivered by Borrower, and, assuming due authorization, execution and delivery by Agent and Lenders, are legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with the terms hereof and thereof, except as such enforcement may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, now or hereafter in effect, relating to or affecting the rights, powers, privileges, remedies or interests of creditors generally, (b) rules or principles of equity affecting enforcement of obligations generally, whether at law, in equity or otherwise, or (c) the exercise of the discretionary powers of any court or other authority before which a proceeding may be brought seeking equitable remedies, including, without limitation, specific performance and injunctive relief (each, a "Bankruptcy Exception");

(iv) No consent, approval, authorization, order, registration or qualification of, or with, any person, or of, or with, any court or regulatory authority or other governmental body having jurisdiction over Borrower, the absence of which would adversely affect the legal and valid execution, delivery and performance by Borrower of this Agreement, the Term Notes, or the

documents and instruments contemplated hereby or thereby or the taking by Borrower of any actions contemplated herein or therein, is required;

(v) Neither the execution and delivery of this Agreement, the Term Notes, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the Term Notes by Borrower, conflict with or result in a breach of or a default under any of the terms, conditions or provisions of any legal restriction (including, without limitation, any judgment, order, injunction, decree or ruling of any court or governmental authority, or any federal, state, local or other law, statute, rule or regulation) or any covenant or agreement or instrument to which Borrower is now a party, or by which Borrower or any of Borrower's property is bound, nor does such execution, delivery, consummation or compliance violate or result in the violation of the Articles of Incorporation, Bylaws or any other organizational documents of Borrower;

(vi) There is no pending or threatened, claim or proceeding by or before any court or governmental agency against or affecting the Borrower which, if adversely decided would have a material adverse effect on the business, operations or financial condition of the Borrower or on the ability of the Borrower to perform its obligations under the Agreement, the Term Notes, or the documents and instruments contemplated hereby or thereby; and

(vii) The principal executive office of Borrower is the address stated herein.

(b) Accuracy of Information. All information, in whatever form provided by Borrower to Agent and/or Lenders concerning the Transactions, including, without limitation: (i) the legal names and addresses of Obligors, (ii) the amount, due dates and payments due under the Transaction Documents, (iii) the description of the Laser Equipment, (iv) the description of the Transaction Documents, (v) stated or guaranteed residual values, (vi) cash flows, and (vii) delinquencies has been provided with the knowledge that Agent and Lenders have been induced to enter into this Agreement and to accept each Transaction in reliance on such information, and Borrower warrants that all such information is accurate and correct in all material respects.

(c) Transaction Representations.

(i) Each Transaction and Transaction Document is genuine and represents a valid obligation of each lessee, borrower, consignee, guarantor, pledgor and/or each other party named therein or which is obligated to make payments on any Transaction or Transaction Document (each, an "Obligor"), and each such Transaction Document is and will continue to be enforceable against each Obligor in accordance with the terms thereof, without defense, offset or counterclaim, subject to the Bankruptcy Exception;

(ii) Each Transaction is denominated in United States dollars and has been entered into by Obligors domiciled in the United States of America;

(iii) Each Transaction Document contains an obligation of each Obligor to pay for the use of the Laser Equipment in accordance with the terms of the applicable commercial usage agreement, to such a degree as to satisfy the Obligor's and Obligee's expectations;

(iv) Each Transaction was originated in the ordinary course of Borrower's business in connection with the sale, lease or consignment of one or more items of Laser Equipment in accordance with Borrower's customary credit policies intended for the Obligors' commercial or other business use;

(v) The Transaction Documents are in the forms previously provided to Agent and Lenders and there have been no material modifications or amendments to such Transaction Documents, except as have been entered into upon negotiation with an Obligor in the ordinary course of Borrower's business;

(vi) The terms and conditions contained in the Transaction Documents correctly reflect the entire agreement between the parties thereto and there are no other written agreements or representations, or any oral agreements by Borrower, in connection therewith;

(vii) No Event of Bankruptcy (as defined below) has occurred with respect to any Obligor, and no other default exists under any Transaction Document. For purposes of this Agreement, an "Event of Bankruptcy" means the occurrence of either of the following events: (A) a court of competent jurisdiction shall enter a decree or order for relief in respect of such person in any involuntary case under applicable bankruptcy and solvency or similar laws now or hereafter in effect, or appoint a receiver, liquidator, custodian, trustee, sequestrator or other similar official of such person to offer any substantial part of its property or ordering the winding up or liquidation of its affairs, or (B) such person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of, or taking possession by a receiver, liquidator, trustee, custodian, sequestrator or other similar official of such person of, any substantial part of its property, or shall make any general assignment for the benefit of creditors, or, if a corporation or similar entity, take any corporate action in furtherance of any of the foregoing;

(viii) Borrower has not, directly or indirectly, in any way extended or otherwise restructured the payment terms or any other term or condition of any Transaction Document or made any extension or other accommodation to any Obligor for purposes of changing or beneficially affecting the delinquency status of any Transaction;

(ix) The schedule attached to each Assignment correctly reflects, as of the applicable Closing Date, for each Transaction, the name of each Obligor and the Laser Equipment used by Obligor and the related commercial usage agreement governing such use;

(x) Each Transaction Document and the Laser Equipment complies with all applicable state, federal, local and other laws, rules, regulations and requirements in effect as of the applicable Closing Date with respect to the creation of such obligations, the billing or collection of discounts, fees or similar charges;

(xi) All Laser Equipment relating to the Transaction Documents leased or consigned (as the case may be) to the Obligors has been delivered to, and unconditionally accepted by, the Obligors in writing, in accordance with the applicable commercial usage agreement or other Transaction Document;

(xii) Borrower has a valid, first priority security interest in and lien on the Collateral, free and clear of any lien, security interest or other encumbrance (collectively, a "Lien"), and Borrower has not previously assigned, sold or hypothecated any interest that it may have in or under any Transaction or any Laser Equipment which has not heretofore, or will be prior to the Closing Date, reassigned or released to Borrower, and upon the consummation of the transactions contemplated hereby, Agent, on behalf of Lenders will be vested with such security interests, and all right, title and interest of Borrower in and to the Collateral free and clear of any Lien thereon, except in favor of Agent, and will be entitled to all of the benefits due and owing to Borrower (but none of the obligations) under the Transaction Documents;

(xiii) The Laser Equipment relating to any Transaction will be properly insured as required by the terms of the Transaction Documents. There are, to the best of Borrower's knowledge, no pending claims by or through any Obligor against Borrower, the manufacturer or supplier of any of the Laser Equipment based on express or implied warranties, product liability or otherwise;

(xiv) As of the applicable Closing Date, all outstanding Taxes, fees, charges or assessments levied or assessed against each Transaction or Laser Equipment that is the subject of such Transaction at any time prior to the applicable Closing Date have been fully paid or reserved by Borrower or by the Obligor, as the case may be;

(xv) There are no oral or written agreements of any kind between Borrower and any other person, company or entity (including, without limitation, brokers, vendors, Obligors and governmental bodies) which will or may materially and adversely affect Lender's interests in or to any of the Collateral;

(xvi) Within the last six (6) years, Borrower has not conducted business under any other trade name, fictitious name or any other legal name, except such vestigial uses under the names of Laser Photonics, Inc. and Acculase, Inc.;

(xvii) Borrower has not assigned its rights under any Transaction Document; and

(xviii) Borrower's insurance policy, naming Agent as lender loss payee and additional insured, is in full force and effect.

2.2. Covenants of Borrower. Borrower hereby covenants and agrees that until all Term Loans hereunder have been paid and performed in full and this Agreement shall have terminated (all financial information shall be prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis with prior periods):

(a) Borrower shall give Agent and Lender at least thirty (30) days prior written notice of any relocation of its state of organization or its chief executive office, and shall at all times maintain its place of organization and its chief executive office within the United States;

(b) Borrower agrees to maintain product liability insurance reasonably acceptable to Agent and Lenders and agrees to require Obligors to maintain professional liability and personal injury insurance on the Laser Equipment as required in the Transaction Documents. Borrower agrees not to waive the requirement of any insurance coverage under policies maintained by an Obligor pursuant to any Transaction Document.

(c) Borrower agrees that it shall, if required by applicable law, pay and discharge or cause to be paid and discharged, all sales, use, rental and personal property or similar taxes and fees (excluding any taxes on Lender's net income) which arise prior to the applicable Closing Date in connection with the sale, lease, use or ownership of the Laser Equipment covered by an assigned Transaction Document. Borrower further agrees to indemnify and hold Agent and Lenders harmless from and against all claims, losses and damages arising as a result of a breach by Borrower of the foregoing agreement;

(d) Borrower shall at all times take all acts necessary to obtain and maintain the first priority Lien of Agent or its designated assignee on the Collateral;

(e) Borrower shall, for the term of any Transaction Document, promptly advise Agent and Lenders of any matter of which Borrower has knowledge which may be detrimental to an Obligor's financial condition or Agent's first and only Lien on the Collateral;

(f) Borrower shall furnish to Agent and Lenders a certificate of an authorized officer of Borrower stating that he or she has reviewed the activities of Borrower and that, to the best of his or her knowledge, there exists no Event of Default or event which with notice or lapse of time (or both) would become an Event of Default, substantially in the form of the certificate attached hereto as Exhibit D (the "Officer's Certificate") within thirty (30) days after any request by Agent or any Lenders;

(g) Borrower shall provide to Agent and Lenders (i) within sixty (60) days following the end of each fiscal quarter, a balance sheet as of the end of such fiscal quarter, and statements of income and cash flows for such fiscal quarter and for the year to date, certified by Borrower's Chief Financial Officer as being prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes); (ii) within ninety (90) days after the end of each fiscal year, audited financial statements certified by an independent certified public accountant selected by Borrower and reasonably satisfactory to Agent; (iii) within five (5) days

of the filing thereof, all reports required to be filed with the Securities Exchange Commission; (iv) within thirty (30) days following the end of each quarter, the quarterly report for Laser Equipment placements and usage in the form of Exhibit C attached hereto; (v) within thirty (30) days following the end of each quarter, the quarterly historical chart of total Laser Equipment placements and treatments detailing the average per day per XTRAC; (vi) within twenty (20) days after the end of each month, summaries of the monthly aging and the status of any charge-offs of receivable balances in which Agent or Lenders have an interest, by Term Loan, usage or services contracts accounts, as well as in the aggregate, and other source information from which the aforementioned summaries are prepared; (vii) within twenty (20) days after the end of each month, a monthly report, including the summary of billings to each Obligor and the status of each Transaction, on locations of Laser Equipment in which Agent or Lenders have an interest; and (viii) within twenty (20) days after the end of each month, monthly listing of cancelled or expired Transactions in which Agent or Lenders have an interest, in each instance, by name, location and reason. Each of the financial statements delivered pursuant to clauses (i) or (ii) shall be accompanied by an Officer's Certificate in the form of Exhibit D hereto of the Borrower's Chief Financial Officer, stating that as of the date thereof there exists no Event of Default or event which, with the giving of notice or passage of time or both would become an Event of Default or, if such Event of Default or event exists, describing such occurrence and the steps being taken by Borrower in respect thereof;

(h) [Reserved].

(i) Borrower shall promptly and fully report to Agent and Lenders in writing if any Laser Equipment is lost or damaged (where the estimated repair costs would exceed the greater of ten percent (10%) of the original Laser Equipment cost or Ten Thousand Dollars ($10,000)), or is otherwise involved in an accident causing personal injury or property damage;

(j) Borrower shall make or cause to be made all filings in respect of, and pay or cause to be paid when due, all taxes, assessments, fines, fees and other liabilities (including all taxes and other claims in respect of the Transactions and the related Laser Equipment) unless being reasonably contested;

(k) Borrower shall remain in full compliance with all laws and regulations applicable to it including, without limitation: (a) ensuring that no person who owns a controlling interest in or otherwise controls Borrower is or shall be (I) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, or (II) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (b) compliance with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidelines on BSA compliance and on the prevention and detection of money laundering violations;

(l) Borrower shall, within thirty (30) days from the date hereof establish and thereafter maintain a lockbox account with a bank satisfactory to Agent and Lenders into which all Payments shall be made and shall cause such bank to enter into a control agreement with Agent (a "Control Agreement"), in form and substance satisfactory to Agent;

(m) Borrower shall, within thirty (30) days upon the return of any Laser Equipment by an Obligor either (i) have delivered such Laser Equipment to a new Obligor pursuant to a commercial usage agreement or other Transaction Document pledged to Lender hereunder, (ii) have delivered to Agent as additional collateral for the obligations of Borrower hereunder, substitute Transaction Documents and Laser Equipment, or (iii) failing Borrower's resort to the remedies under the foregoing subparagraphs (i) and (ii), Borrower may opt to pre-pay that portion of the outstanding principal balance applicable to the described Laser Equipment in accordance with the terms of Section 1.3 hereof;

(n) Borrower shall perform all of its obligations arising by contract, agreement, or imposed by applicable law, rule or regulation with respect to any of the Laser Equipment;

(o) Borrower shall from time to time execute and deliver such further documents and do such further acts and things as Agent or Lenders may reasonably request in order to fully effect the purposes of this Agreement and to protect Agent's and Lenders' interest in the Transaction Documents and Laser Equipment; and

(p) Borrower shall provide such other information at Agent's or any Lender's request.

SECTION 3. Conditions to each Term Loan.

3.1. Conditions Precedent to each Term Loan. Each Lender's obligation to make the initial Term Loan hereunder is subject to the fulfillment or prior written waiver of each of the following conditions precedent, each in form and substance satisfactory to Agent and Lenders and their counsel, and with respect to each further Term Loan, each of the following, except for items (e), (g), and (k).

(a) Borrower shall have duly executed and delivered to Agent for the benefit of Lenders an Assignment and accompanied by a schedule listing the Transactions securing the corresponding Term Loan;

(b) Borrower shall have duly executed and delivered to each Lender a Term Note evidencing the corresponding Term Loan and repayment terms;

(c) Borrower shall not be in breach of any of its representations herein;

(d) Borrower shall not be in default in the performance of any obligation hereunder, including, without limitation, Section 2.2 (m) above;

(e) Agent and Lenders shall have received and reviewed to is satisfaction, UCC searches with the Secretary of State of Borrower's jurisdiction of organization and the Secretary of State and local filing office of each state or other jurisdiction where Borrower maintains its executive office, a place of business, or any property;

(f) Borrower shall have delivered to Agent, the original Transaction Documents for each relevant Transaction, which shall consist of the following documents:

(i) a certified copy of original counterpart of each Transaction Document, together with all schedules, amendments, riders and supplements thereto identified on a Schedule;

(ii) all UCC-1 financing statements designating the relevant Obligor, as debtor, and Borrower, as secured party, filed by Borrower, at its expense in Obligor's state of organization;

(iii) copies of insurance certificates required by Borrower and, to the extent available, Obligor pursuant to the Transaction Documents;

(iv) original certificate, executed by the Obligor, evidencing delivery and acceptance of the Laser Equipment; and

(v) any other documents relating to any of the foregoing or otherwise evidencing a payment obligation under, providing security for, or otherwise relating to a Transaction.

(g) Borrower shall have delivered to Agent and Lenders a copy of appropriate resolutions of its board of directors, in form and substance satisfactory to Agent and Lenders, authorizing the execution, delivery and performance of this Agreement, the applicable Term Note, and the other Transaction Documents;

(h) Borrower shall have executed and delivered to Agent a UCC-1 financing statement naming Borrower as debtor and Agent as secured party to evidence Agent's interest in the Transaction Documents and the Collateral and assignments of all UCC-1's filed in favor of Borrower, as secured party, with respect to each Transaction;

(i) Borrower shall have delivered to Agent and Lenders, and/or caused to be performed, such other items that may be reasonably requested by Agent or Lenders;

(j) Borrower shall not have suffered any material adverse change, nor shall any material adverse change be threatened, in its financial condition, business or operations since the date of Borrower's most recent financial statement delivered to Agent and Lenders; and

(k) Borrower shall have delivered to Agent and Lenders evidence of Borrower's insurance policy with policy limits acceptable to Agent naming Agent and its assignees as lender loss payees and additional insured.

3.2. <u>Conditions Precedent to Initial Term Loan</u>. Each Lender's obligation to make the Initial Term Loan shall also be subject to the fulfillment of each of the following conditions precedent, each in form and substance satisfactory to Agent and Lenders and their counsel:

(a) Borrower shall have delivered to Agent, for its own behalf, the agency fee in the amount of $15,000;

(b) Borrower shall have delivered to Agent all information necessary for Agent to issue wire transfer instructions on behalf of Borrower for the Initial Term Loans to be made under this Agreement, including disbursement authorizations in form acceptable to Agent;

(c) Borrower and Agent, on behalf of Lenders, shall have established to one or more deposit accounts with respect to the deposit of proceeds of collateral, along with Control Agreement(s) by and among Borrower, the depository bank, and Agent;

(d) Borrower shall have delivered to Lenders Warrants for the purchase of 471,050 shares of the common of stock of Borrower for an exercise price not to exceed $1.12 per share.

(e) Agent shall have received the favorable opinion (addressed to Agent and the Lenders and dated as of the closing date) of Davis Woodward, Esquire, counsel for Borrower in the form and substance acceptable to Agent, and covering such other matters relating to Borrower, this Agreement or the Transactions as Agent shall reasonably request; and

(f) Agent shall receive each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Exhibit E, in each case in form and substance satisfactory to Agent, executed by Borrower and other required persons, as applicable.

SECTION 4. Events of Default and Remedies.

(a) Events of Default. Each of the following shall constitute an "Event of Default": (i) Borrower fails to pay when due any of the obligations owing to Agent or any Lender and such failure is not remedied within ten (10) days of the applicable due date; (ii) Borrower breaches any of its insurance obligations under the Transaction Documents and fails to cure the breach within five (5) days; (iii) Borrower breaches any of its other obligations and fails to cure that breach within thirty (30) days from the earlier of (A) Borrower's knowledge thereof and (B) Borrower's receipt of notice from Agent or any Lender, (iv) any representation or warranty made by Borrower in connection with this Agreement shall be false or misleading in any material respect; (v) Borrower or any guarantor or other obligor for the Borrower's obligations hereunder ("Guarantor") becomes insolvent or ceases to do business as a going concern; (vi) any Laser Equipment is illegally used; (vii) if Borrower or any Guarantor is a natural person, any death or incompetency of Borrower or such Guarantor; (viii) a petition is filed by or against Borrower or any Guarantor under any bankruptcy or insolvency laws and in the event of an involuntary petition, the petition is not dismissed within forty-five (45) days of the filing date; (ix) Borrower defaults under any other material obligation for (A) borrowed money, (B) the deferred purchase price of property, or (C) payments due under lease agreements and the same are not cured within the applicable cure periods; (x) there is any dissolution, termination of existence, merger, consolidation or change in controlling ownership of Borrower or any Guarantor, where the term "change of controlling ownership" shall be defined and interpreted in accordance with the rules and regulations of the SEC; or (xi) there is a material adverse change in the Borrower's financial condition as determined solely by Agent or Lenders, or (xii) Borrower cancels or changes the terms of the Lockbox Agreement or moves the lockbox

account related thereto without Agent's prior written consent. An Event of Default declaration shall apply to all Schedules unless specifically excepted by Agent and Lenders.

4.2. Remedies. Upon the occurrence of an Event of Default (a) Agent may, and shall if directed by all Lenders, declare all obligations of Borrower under this Agreement and the Term Notes immediately due and payable without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and (b) at the request of Agent, Borrower shall assign to Agent for the benefit of Lenders such licenses, certificates and authorizations, including all applicable treatment access codes, necessary for the operation of the Laser Equipment by the Obligors. Borrower hereby authorizes Agent to peacefully enter any premises where any Laser Equipment may be and take possession of such Laser Equipment. Agent, on behalf of Lenders may, but shall not be required to, sell Laser Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Laser Equipment present at the place of sale. Agent on behalf of Lenders may also, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Laser Equipment. Agent and Lenders may use Borrower's premises for a reasonable period of time for any or all of the purposes stated above without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (i) to pay all of Agent's and Lenders' costs, charges' and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of the Laser Equipment; then, (ii) to the extent not previously paid by Borrower, to pay Agent and Lenders all sums due from Borrower under this Agreement; then (iii) to reimburse to Borrower any sums previously paid by Borrower as liquidated damages; and then (iv) to Borrower, if there exists any surplus. Borrower shall immediately pay any deficiency in (i) and (ii) above.

4.3. Late Charges. In the event Borrower fails to make any payment under any Term Note within ten (10) days of the applicable Payment Due Date, Borrower shall also pay to Agent for the benefit of Lenders, in addition to principal and interest, a late charge equal to 5% of the amount of such missed payment.

4.4. Remedies Cumulative. All rights and remedies granted Agent and Lenders hereunder and under the Term Notes and other agreements, instruments and documents associated herewith and therewith, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Agent and/or Lenders may proceed with any number of remedies at the same time until all obligations and liabilities of Borrower are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Agent, upon or at any time after the occurrence of an Event of Default, may proceed against Borrower, at any time, under any agreement, with any available remedy and in any order.

4.5. Set-Off. If any bank account or other property held by or with Agent or any Lender, or any affiliate of Agent or any Lender, or any participant is attached or otherwise liened or levied upon by any third party, Agent and any such Lender (and such participant) shall have and be deemed to have, without notice to Borrower, the immediate right of set-off and may apply the funds or other amounts or property thus set off against any of Borrower's obligations and liabilities hereunder.

SECTION 5. Default Interest; Indemnification Obligations.

5.1. Interest After Default. If Borrower fails to pay any amount that may become due to Agent or any Lender hereunder or under any Term Note, then (i) interest shall thereafter accrue until paid in full at the rate of four percent (4%) in excess of the rate provided for in such Term Note (the "Default Rate"), and (ii) Borrower shall reimburse Agent and Lenders upon demand for all collection costs hereunder (including attorneys' fees and expenses).

5.2. General Indemnification. Borrower indemnifies, defends and holds harmless Agent and Lenders, its successors and assigns, from and against any and all suits, claims, liabilities, counterclaims, actions, damages, penalties, losses, costs or expenses (including, without limitation, attorneys' fees, expenses and court costs) of any kind Agent or any such Lender shall suffer as a direct result of or arising out of (a) any breach by Borrower of any warranty, representation, covenant or agreement contained herein, or other document executed by Borrower in connection herewith, or contained in any Transaction Document, (b) any intentional misrepresentation in, or material omission from, any statement, certificate, Exhibit, Schedule or other agreement, instrument or document prepared and delivered or to be delivered by Borrower pursuant to this Agreement, (c) any negligence of Borrower or of any agent or employee of Borrower or any warranty given by Borrower in respect of the purchase, installation, delivery, maintenance and condition of any Laser Equipment, (d) any Taxes and any governmental charges, fees, fines or penalties whatsoever, levied against any Transaction or any Laser Equipment for any periods prior to the applicable Closing Date and not paid by Borrower in the event Borrower is liable for such Taxes, (e) any Transaction or Transaction Document being unenforceable by reason of the failure of Borrower (or any predecessor-in-interest to Borrower) to have qualified to do business or to have any license or permit required by any state or other governmental entity, (f) the failure of Borrower to have or have obtained from an Obligor effective insurance coverage as required pursuant to the Transaction Documents, or (g) the failure of Agent to have a first priority perfected security interest in and Lien on the Collateral. Borrower further indemnifies and holds harmless Agent and Lenders, their successors and assigns, from and against any and all liabilities (including interest and penalties) with respect to any Taxes required to be collected in respect of any Transaction or any Laser Equipment after the Closing Date if such Taxes had not been collected by Borrower prior to the Closing Date on reliance of any exemption being available or otherwise applicable and it is subsequently determined by Agent or such Lender, that no exemption is available.

5.3. Environmental Indemnification. Borrower shall fully and promptly pay, perform, discharge, defend and indemnify and hold harmless Agent and Lenders, their successors and assigns from and against any and all claims, loss or damage, including the costs of any remedial action arising from any breach of any environmental law in connection with a Transaction, including, without limitation, any claim arising under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et. seq.).

5.4. Survival. The obligations of Borrower under this Section 5 shall survive the execution of this Agreement and any Term Note, the closing and consummation of any future Term Loans contemplated hereunder, and any payment of any amount owing under any Term Note, or any repurchase by Borrower of, any Transaction.

5.5. Continuation of Interest Charges. All contractual rates of interest chargeable on outstanding Term Loans shall continue to accrue and be paid even after default, maturity, acceleration, termination of this Agreement, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

5.6. Applicable Interest Limitations. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement or any Term Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Agent or any Lender has charged or received interest hereunder in excess of the highest applicable rate, Agent or such Lender (as applicable) shall, in its sole discretion, apply and set off such excess interest received by Agent or such Lender (as applicable) against other obligations and liabilities due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

SECTION 6. Administration and Servicing of Term Loans.

6.1. Servicing of Transactions. Until all Term Loans hereunder have been paid and performed in full and this Agreement shall have been terminated, Borrower will, unless and until replaced:

(a) Perform all servicing responsibilities with respect to the Transactions;

(b) Bill Obligors in accordance with the terms of the applicable Transaction Document and otherwise in accordance with Borrower's standard billing procedures, and use its best efforts to collect all payments due under the Transaction Documents, including all taxes, but in no event less diligently and appropriately than in accordance with generally accepted servicing practices in the financial services industry. All billing with respect to Transactions shall be accomplished by separate invoices (i.e. not included in invoices to the same Obligor for payments due under any other agreements between Borrower and Obligor) or by invoices clearly describing the Transactions to which payments due are applicable. To the extent payments from Obligors include sales, use and personal property taxes, such amounts will be received in trust by Borrower and paid promptly to the authority entitled thereto.

(c) Maintain books and records pertaining to all the Transactions and provide Agent and Lenders or their appointee on-site access to same, prior to the Closing Date of a Term Loan and on an annual basis thereafter with the cost of out-of-pocket expenses actually incurred to be borne by Borrower in an amount not to exceed $900.00 in conjunction with a review of collection and administration of the Transactions in order to assess compliance with the written policy and procedure of Borrower in relation to the servicing responsibilities of Borrower as well as review of Transaction Documents, and on or before the twentieth (20th) day of each month, Borrower shall provide a report, in form and substance satisfactory to Agent and Lenders, by electronic transmission, all payments due under the Transaction Documents as of the last day of the preceding month, all payments received, payments advanced by Borrower, and any amounts for which a payment is overdue and the period for which such amount is overdue, any recoveries and any other information Lender requests.

(d) Make or cause to be made all filings in respect of, and pay and discharge or cause to be paid and discharged when due, any and all personal property taxes, license fees, sales, use, excise, or similar taxes now or hereafter imposed by any state, Federal or other government or agency on any Transactions, Laser Equipment or payments due under any Transaction, whether the same shall be payable by or billed or assessed to the Obligor or Borrower, together with any penalties and/or interest in connection therewith.

6.2. Required Consent of Agent and Lenders to Certain Matters. Borrower may not, without the prior written consent of Agent and Lenders or Required Lenders (as defined in the Interlender and Agency Agreement among Lenders and Agent ("Agency Agreement")), as appropriate, take any action with respect to the following (unless such action is required by the terms of the applicable Transaction Documents:

(a) enter into a waiver or consent or permit any material modification with respect to any executed Transaction Document;

(b) release, or agree to the substitution or exchange of any Laser Equipment or release the liability, in whole or in part, of any person or entity liable for any payment owing under any Transaction Document, except with respect to upgrades as may occur in the ordinary course of Borrower's business;

(c) grant any concession with respect to the compliance with any material obligations imposed by the Transaction Documents, if such concession could materially adversely affect the value of the Collateral;

(d) accelerate or extend the maturity date of a Transaction Document, commence any action, terminate any Transaction Document or repossess and resell any Laser Equipment except in the ordinary course of business; or

(e) consent to any encumbrance on, or any subordinate financing of, any Laser Equipment in which Agent holds a security interest for the benefit of Lenders hereunder.

Borrower shall promptly provide Agent and Lenders with notice of any request by an Obligor for an act which would require the consent of Agent and Lenders, and unless Agent and Lenders consent in writing within ten (10) business days of such request, the request shall be deemed denied; provided, however, that notwithstanding the foregoing, so long as no Event of Default or event which with the passage of time and/or the giving of notice would constitute an Event of Default, upon the request of an Obligor, Borrower may sell items of Laser Equipment from time to time to such Obligors without the prior consent of Agent or Lenders (and Agent shall release its lien thereon), subject to the following conditions: (i) Borrower shall not be permitted to sell an item of Laser Equipment unless the remaining time under the corresponding Transaction Documents is less than twelve (12) months, (ii) Borrower shall in no event be permitted to sell more than ten (10) such items of Laser Equipment during the term of this Agreement (as extended, if applicable), unless Borrower substitutes the corresponding Transaction Documents and Laser Equipment with new Transaction Documents and Laser Equipment pledged as additional Collateral (in amounts and on terms satisfactory to Agent, Lenders and Borrower, it being understood that the substitution of a new Transaction Document for a new item (not

refurbished) of Laser Equipment shall suffice to redress three (3) such items of sold Laser Equipment, and (iii) Borrower shall continue to provide written notice to Agent (x) of each sale of Laser Equipment and (y) upon reaching ten (10) items of Laser Equipment sold in accordance with the terms hereof, that it has reached the ten (10) item threshold.

6.3. Notice to Obligors. Upon the occurrence of an Event of Default, Agent shall have the right (and shall exercise such right if requested by all Lenders) to terminate Borrower as servicer and engage a replacement servicer or act as servicer itself and may notify the Obligors of the assignment of such Obligor's Transaction to Agent and exercise its rights under the Control Agreement. If Agent or its designee assumes billing and collection responsibility, Borrower shall not interfere, attempt to interfere, or initiate communication in any way with an Obligor concerning the notices, billing and collection of payments and other amounts as provided in this Agreement. Borrower agrees, at its sole cost and expense, to cooperate and assist Agent or its designee in efforts with respect to billing and collection as Lender may request and to turn over all documents and information in its possession with respect to the Transactions. If, following such termination Borrower receives a payment, Borrower agrees to immediately forward the payment to Agent, in kind, and until such payment is forwarded to Agent, to hold the payment in trust for Agent for the benefit of Lenders.

6.4. Agent's Billing and Collecting. Upon Agent's or its designee's undertaking to bill and collect for payments under any Transactions, Agent or its designee may take or fail to take whatever action with respect to the collection of such payments as Agent, in its sole discretion, shall deem proper. Borrower hereby waives any objection to and hereby consents that, without affecting any of Borrower's liabilities or obligations hereunder or under any Assignment, Agent or its designee may, after Agent's or its designee's undertaking to bill and collect, agree with any Obligor under any Transaction as to any modification, alteration, release, compromise, extension, waiver, consent, or other similar or dissimilar indulgence of or with respect to any such Transaction without relieving Borrower from any of its obligations hereunder.

SECTION 7. Miscellaneous.

7.1. Costs, Recording and Other Fees. On the Closing Date, and from time to time thereafter, Borrower shall pay (i) all reasonable expenses of Agent on demand (including, without limitation, search costs, audit fees, appraisal fees, and the reasonable fees and expenses of legal counsel for Agent) relating to this Agreement and in consummating the transactions contemplated by the Agreement, the Transaction Documents and all related agreements and documents, including, without limitation, (A) all expenses incurred in the analysis, negotiation, preparation, closing, administration and enforcement of this Agreement and the other documents associated herewith, (B) all expenses incurred in the enforcement, protection and defense of the rights of Agent and/or Lenders in and to the Term Loans and Collateral, including without limitation, all recording fees, assessments or other statutory fees necessary to perfect Agent's first priority security interest in and Lien on the Collateral or otherwise hereunder, (C) all taxes, if any, payable upon or in connection with the conveyance and transfer contemplated hereunder, and (ii) any reasonable expenses of Agent relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement (collectively, the

"Expenses"). Any Expenses not paid upon demand by Agent shall bear interest at the highest per annum rate of interest applicable to the Term Loans.

7.2. Power of Attorney. Borrower hereby irrevocably constitutes and appoints Agent as Borrower's attorney-in-fact with full power of substitution, for Borrower and in Borrower's name to do, at Agent's option and at Borrower's expense, all lawful acts and things which Agent may deem necessary to perfect and continue the perfection of any security interest or Lien created hereunder and to ask, demand, collect (including, but not limited to, the execution, in Borrower's name, of assignment notification letters), receipt for, sue for, compound and give acquittance for any and all payments assigned hereunder and to endorse, in writing or by stamp, Borrower's name or otherwise on all checks for any monies in respect of the Transactions in which Agent holds a security interest.

7.3. Successor and Assigns. Subject to the terms of the Agency Agreement, Agent and Lenders shall have the absolute right, without requiring Borrower's consent, to assign all or any of its rights or delegate all or any of its duties hereunder. Borrower may not assign all or any or its rights or delegate all or any of its duties hereunder without the prior written consent of Agent and Lenders, provided no such assignment shall relieve Borrower of any of its obligations hereunder or any Term Note executed hereunder.

7.4. Payments In Immediately Available Funds. Each payment to be made hereunder or any Term Note shall be made on the required payment date in lawful money of the United States or other funds immediately available to The CIT Group/Equipment Financing, Inc., 21146 Network Place, Chicago, IL 60673-1211.

7.5. Rights Cumulative. All rights, remedies and powers granted to Agent and Lenders hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers given hereunder and thereunder, or in or by any other instrument, or available in law or equity.

7.6. Waivers. No failure or delay on the part of Borrower or Agent or any Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

7.7. Notices. All notices, requests or other communications desired or required to be given under this Agreement shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile transmission (following with hard copies to be sent by national prepaid overnight delivery service) or (d) personal delivery with receipt acknowledged in writing, as follows: if to Borrower, Agent or Lenders at the address set forth on the signature page hereto. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the person entitled to receive such notices and demands at the address of such person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

7.8. Deliveries to Agent and Lenders. All items to be delivered, remitted or otherwise to be furnished by Borrower to Agent and Lenders pursuant hereto or in connection herewith shall, except as otherwise provided for herein, be delivered to Agent and Lenders at their office at the address set forth herein and therein or at such other place as the Agent or such Lenders and may direct.

7.9. Merger and Integration; Amendments, Etc. This Agreement and any documents executed in connection herewith set forth the entire understanding of the parties relating to the subject matter hereof, and all other and/or prior understandings, written or oral, are hereby superseded. This Agreement may not be modified, amended, waived, terminated or supplemented, except in accordance with its express terms and in a writing executed by Borrower and Agent and Lenders.

7.10. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References to any Section are to such Section of this Agreement.

7.11. Governing Law. This Agreement shall be governed by the internal substantive laws of the State of New Jersey, without regard to principles of conflicts of law or choice of law.

7.12. Counterparts. This Agreement may be signed in one or more counterparts (and by different parties on separate counterparts), each of which shall be an original and all of which shall be taken together as one and the same agreement.

7.13. Severability. If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision herein in such or any other jurisdiction.

7.14. Survival of Duties, Warranties and Representations. Each party hereto covenants that its respective duties, warranties and representations set forth in this Agreement and in any document delivered or to be delivered in connection herewith or therewith, shall survive the execution of this Agreement and the closing of the transactions contemplated hereunder and thereunder.

7.15. Jurisdiction, Forum Selection Venue; Jury Trial Waivers. BORROWER, AGENT AND LENDERS (A) AGREE TO SUBMIT THEMSELVES IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY SCHEDULE OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF OR THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW JERSEY, CAMDEN COUNTY, OR THE COURTS OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF NEW JERSEY, AND APPELLATE COURTS FROM ANY THEREOF, (B) CONSENT THAT ANY ACTION OR PROCEEDING SHALL BE BROUGHT IN SUCH COURTS, AND WAIVE ANY OBJECTION THAT EACH MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT, (C) AGREE THAT SERVICE OF PROCESS OF ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY CERTIFIED MAIL (OR ANY

SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE APPROPRIATE PARTY AT ITS ADDRESS AS SET FORTH HEREIN, AND SERVICE MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID, AND (D) AGREE THAT NOTHING HEREIN OR IN ANY SCHEDULE SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BORROWER, AGENT AND LENDERS EACH HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY SCHEDULE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG BORROWER, AGENT AND/OR LENDERS.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

PHOTOMEDEX, INC., as Borrower

By: ______________________________
Name: Dennis M. McGrath
Title: Chief Financial Officer

Address: 147 Keystone Drive
Montgomeryville, PA 18936
Attn: Chief Financial Officer
Facsimile: 215-619-3209

CIT HEALTHCARE LLC, as Agent and Lender

By: ______________________________
Name:
Title:

Address: 305 Fellowship Road, Suite 300
Mt. Laurel, NJ 08054
Attn.: Portfolio Administrator
Facsimile: 856-813-2996

LIFE SCIENCES CAPITAL LLC., as Lender

By: ______________________________
Name: Amirapu Somasekhar,
Title: President

Address: 6 East 43rd Street, 20th Floor
New York, NY 10017
Attn.: Jeana Somers
Facsimile: 212-850-3498

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

PHOTOMEDEX, INC., as Borrower

By: ______________________
Name: Dennis M. McGrath
Title: Chief Financial Officer

Address: 147 Keystone Drive
Montgomeryville, PA 18936
Attn: Chief Financial Officer
Facsimile: 215-619-3209

CIT HEALTHCARE LLC, as Agent and Lender

By: [signature]
Name: Mark Esposito
Title: AVP

Address: 305 Fellowship Road, Suite 300
Mt. Laurel, NJ 08054
Attn.: Portfolio Administrator
Facsimile: 856-813-2996

LIFE SCIENCES CAPITAL LLC., as Lender

By: ______________________
Name: Amirapu Somasekhar,
Title: President

Address: 6 East 43rd Street, 20th Floor
New York, NY 10017
Attn.: Jeana Somers
Facsimile: 212-850-3498

[SIGNATURE PAGE TO MASTER TERM LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

PHOTOMEDEX, INC., as Borrower

By: ______________________
Name: Dennis M. McGrath
Title: Chief Financial Officer

Address: 147 Keystone Drive
Montgomeryville, PA 18936
Attn: Chief Financial Officer
Facsimile: 215-619-3209

CIT HEALTHCARE LLC, as Agent and Lender

By: ______________________
Name:
Title:

Address: 305 Fellowship Road, Suite 300
Mt. Laurel, NJ 08054
Attn.: Portfolio Administrator
Facsimile: 856-813-2996

LIFE SCIENCES CAPITAL LLC., as Lender

By: ______________________
Name: Amirapu Somasekhar,
Title: President

Address: 6 East 43rd Street, 20th Floor
New York, NY 10017
Attn.: Jeana Somers
Facsimile: 212-850-3498

EXHIBIT A

FORM OF TERM LOAN NOTE

________, 200_

$[ ]

FOR VALUE RECEIVED, **PHOTOMEDEX, INC.**, a Delaware corporation, having an office at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936 (the "Maker") hereby promises to pay to the order of [**Lender**] (the "Payee"), at its office of CIT Healthcare LLC, as agent ("Agent") at 305 Fellowship Road, Suite 300 Mt. Laurel NJ 08054, or at such other place as the holder may, from time to time, designate, the sum of [ ] Dollars [($)], plus interest at [ ] percent [(%)] percent, in lawful money of the United States, in accordance with the amortization schedule annexed hereto as Exhibit A, as the same may be modified from time to time. Interest shall be payable in accordance with the terms hereof and the Loan Agreement (as defined below).

This Term Note (this "Note") is one of those Term Notes issued pursuant to that certain Master Term Loan and Security Agreement, dated as of December __, 2007, by and among Maker, Agent, Payee and the other Lenders a party thereto (as amended, modified, increased, renewed, restated and replaced from time to time, "Loan Agreement") and is subject to all of the terms thereof. All defined terms used herein shall have the meanings ascribed to them in the Loan Agreement.

This Note is secured by the Collateral described in the Loan Agreement.

Upon and after the occurrence and during the continuance of an Event of Default, if so requested, Borrower promises to pay interest, on demand, on the principal amount of this Note from time to time outstanding under the Loan Agreement, at the Default Rate. The Maker waives demand, presentment, protest and notice of any kind and consents to the extension of time of payments, the release, surrender or substitution of any and all security or guarantees for the obligations evidenced hereby or other indulgence with respect to this Note, all without notice.

This Note may not be changed, modified or terminated orally, except only by an agreement in writing, signed by the party to be charged. The Maker hereby authorizes the Payee to complete this Note and any particulars relating thereto according to the terms of the indebtedness evidenced hereby.

This Note shall be governed by and construed in accordance with the laws of the State of New Jersey. The Maker hereby irrevocably consents to the jurisdiction of any state or federal court located in Camden County, New Jersey with respect to any action brought in respect of this Note.

Maker hereby WAIVES THE RIGHT TO A TRIAL BY JURY and all rights of setoff and to interpose permissive counterclaims and cross claims by any such actions. Maker further agrees to pay to holder the costs and expenses of enforcement and collection of this Note, including reasonable attorneys' fees and expenses and court costs.

This Note shall be binding upon the successors, assigns and legal representatives of the Maker and inure to the benefit of the Payee, any holder and their successors, endorsees, assigns and legal representatives.

PHOTOMEDEX, INC.

By: ________________________________
Name:
Title:

[SIGNATURE PAGE TO TERM NOTE]
S-2

<u>EXHIBIT A TO TERM LOAN</u>

Amortization Schedule

EXHIBIT B

Form of Assignment

For value received PhotoMedex, Inc. (the "Assignor"), hereby assigns and transfers (hereinafter, this "Assignment") to CIT Healthcare LLC, as Agent (the "Assignee"), its successors and assigns as collateral security, all of Assignor's right, title and interest in and to (a) the Transactions described on the attached Schedule 1 hereto (but none of the obligations thereunder), (b) all payments due and to become due thereunder, (c) any collateral security for the Obligor's obligations thereunder, (e) all right, title and interests of Assignor in and to the Laser Equipment (as defined in the Loan Agreement defined below) and all of Assignor's rights under filed UCC financing statements relating thereto, (f) all of Assignor's rights and remedies under the Transactions, and the right either in Assignee's own behalf or in Assignor's name to take all such proceedings, legal, equitable, or otherwise, that Assignor might take, save for this assignment and (g) all proceeds (as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New Jersey) of any of the foregoing.

This Assignment is delivered pursuant to the terms of that certain Master Term Loan and Security Agreement, dated as of December 31, 2007, by and among Assignor, Assignee and the Lenders identified therein (as amended, modified, increased, renewed, restated and replaced from time to time, "Loan Agreement"), and is subject to the terms, conditions, promises and warranties contained therein. Capitalized terms not defined herein shall have the meanings given to such terms in the Loan Agreement.

Assignor warrants that as of the date of this Assignment the information contained in the attached Schedule 1 is true and correct, descriptions of agreements, equipment and parties are accurate, and Assignor will comply with all of its warranties and other obligations in connection therewith, if any.

Assignor warrants and represents that each Transaction is in full force and effect, and that it has not assigned been or pledged, and hereby covenants that it will not assign or pledge, the whole or any part of the rights hereby assigned to anyone other than Assignee, its successors or assigns.

All of Assignor's right, title and interest herein assigned may be reassigned by Assignee and any subsequent assignee.

IN WITNESS WHEREOF, the undersigned has executed this Assignment by its duly authorized representative as of the __ day of __________, 200_.

PHOTOMEDEX, INC.

By: ______________________________
Name:
Title:

SCHEDULE 1 TO ASSIGNMENT

EXHIBIT C

Quarterly Laser Reporting

Laser Serial Number	Date of Placement	Address Where Located	User/Doctor	Treatments for Period

EXHIBIT D

Form of Officer's Certificate

_________________, 20__

CIT Healthcare LLC
305 Fellowship Road, Suite 300
Mt Laurel, NJ 08054

I, _______________, being the duly appointed ____________ of PhotoMedex, Inc. (the "Borrower"), do hereby give this certificate ("Certificate") to CIT Healthcare LLC ("Agent") in accordance with the requirements of Section 2.2 of that certain Master Term Loan and Security Agreement, dated December __, 2007, by and among Borrower, Agent, and the Lenders named therein (as may be amended, modified, increased, renewed, restated and replaced from time to time, the "Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

I do hereby certify the following on and as of the date hereof:

(a) no Event of Default, default or event or condition which, with the giving of notice or passage of time or both would become an Event of Default, has occurred; and

(b) all warranties and representations set forth in the Loan Agreement and all related agreements, instruments and documents are true and correct as of the date hereof.

IN WITNESS WHEREOF, I have hereunto set my hand as of ________________, 200__

____
Name:
Title:

EXHIBIT E

(Closing Deliverables)

Term Note in the face amount of $2,362,349.64 dated December 31, 2007, executed by Borrower for the benefit of CIT Healthcare LLC

Term Note in the face amount of $806,312.92, dated December 31, 2007, executed by Borrower for the benefit of CIT Healthcare LLC

Term Note in the face amount of $1,995,000.00, dated December 31, 2007, executed by Borrower for the benefit of CIT Healthcare LLC

Term Note in the face amount of $2,362,349.64, dated December 31, 2007, executed by Borrower for the benefit of Life Sciences Capital LLC

Term Note in the face amount of $806,312.92, dated December 31, 2007, executed by Borrower for the benefit of Life Sciences Capital LLC

Term Note in the face amount of $1,995,000.00, dated December 31, 2007, executed by Borrower for the benefit of Life Sciences Capital LLC

Assignment, dated December 31, 2007, executed by Borrower in favor of Agent, with completed Schedule 1 listing all extant Transactions under the General Electric Capital Corporation leasing loan facility.

Assignment, dated December 31, 2007, executed by Borrower in favor of Agent, with completed Schedule 1 listing all extant Transactions under the LEAF Financial Corporation loan facility.

Assignment, dated December 31, 2007, executed by Borrower in favor of Agent, with completed Schedule 1 listing all Transactions of Exhibit A to Equipment Schedule Number 0001.

Interlender and Agency Agreement, dated December 31, 2007, executed by and among Borrower, CIT Healthcare LLC and Life Sciences Capital LLC

Warrant for the purchase of 235,525 shares of Common Stock of Borrower for an exercise price not to exceed $1.12, dated December 31, 2007, executed by Borrower for the benefit of CIT Healthcare LLC

Warrant for the purchase of 235,525 shares of Common Stock of Borrower for an exercise price not to exceed $1.12, dated December 31, 2007, executed by Borrower for the benefit of Life Sciences Capital LLC

Closing Certificate, executed by Borrower's Chief Financial Officer, dated as of December 31, 2007

Officer's Certificate, executed by Borrower's Assistant Secretary, dated as of December 31, 2007

Disbursement Letter with Wire Transfer Instructions, dated December 31, 2007 and executed by Borrower, for initial advance of Term Loan #1 in the amount of [$4,722,532.44], Term Loan #2 in the amount of $1,612,625.84 and Term Loan #3 in the amount of $3,990,000.00

Evidence of the termination of the applicable lockbox agreement and deposit account control agreement, by and among the Borrower, General Electric Capital Corporation and Wachovia Bank, National Association

Evidence of the termination of the applicable Processing Agreement, by and among the Borrower, General Electric Capital Corporation and TransFirst Merchant Services, Inc.

Lockbox Agreement, entered into by and among the Borrower, Agent and Wachovia Bank, National Association on or before January 30, 2008

Depository Account Control Agreement, entered into by and among the Borrower, Agent and Wachovia Bank, National Association on or before January 30, 2008

Processing Agreement, entered into by and among Borrower, TransFirst Merchant Services, Inc. and Agent, on or before January 30, 2008

Authorization for Automatic Payment, executed by Borrower for the benefit of Agent and Lenders

Secretary's Certificate, with Certificate of Incumbency of Borrower, dated as of December 31, 2007, executed and delivered by the Borrower's Assistant Secretary certifying as to the Borrower's Certificate of Incorporation issued by the Secretary of State of Delaware and the Borrower's status of Good Standing in the State of Delaware, the Borrower's Bylaws and the Borrower's Authorizing Resolutions

Favorable Opinion of Borrower's in-house counsel, Davis Woodward, Esq. addressed to Agent and Lenders

Favorable Opinion of Borrower's outside counsel, addressed to Agent and Lenders

Copies, certified by the Borrower's Chief Financial Officer, of Borrower's Licenses, Accreditations and Certifications, including those certain FDA 510k Letters permitting the marketing of the XTRAC® excimer laser systems in the United States

Payoff Letter, executed by General Electric Capital Corporation, releasing all of its liens and security interests in the Collateral, in a form satisfactory to Agent

Payoff Letter, executed by or confirmed to be authorized by LEAF Financial Corporation, releasing all of its liens and security interests in the Collateral, in a form satisfactory to Agent

Liability Insurance Certificate, naming Agent as additional insured and lender loss payee, in a form satisfactory to Agent

Property Insurance Certificate, naming Agent as additional insured and lender loss payee, in a form satisfactory to Agent

Landlord Waiver for Borrower's premises at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936

Landlord Waiver for Borrower's premises at 2375 Camino Vida Roble, Suite B, Carlsbad, California 92009

Landlord Waiver for Borrower's premises at 8511 154th Avenue NE, Building A, Redmond, Washington 98052

Copies, certified by Borrower's Chief Financial Officer, of each original Transaction Document being assigned to Agent for the benefit of Lenders

Post-Closing Letter Agreement, dated December 31, 2007, agreed to and acknowledged by Borrower, Agent and Lenders